Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-252908) pertaining to the 2015 Stock Incentive Plan, the 2021 Equity Incentive Plan, the 2021 Employee Stock Purchase Plan, and the Stock Option Awarded Outside Any Plan of Vor Biopharma Inc. of our report dated March 25, 2021, with respect to the consolidated financial statements of Vor Biopharma Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2021